Exhibit 99.2

October 15, 2003

Apple Computer, Inc.

Q4’03 Summary Data

	Q3’03 Actual		Q4’02 Actual		Q4’03 Actual		Sequential Change		Year/Year Change
	k Units	$m Rev	k Units	$m Rev	k Units	$m Rev	Units	Rev	Units	Rev

Product Summary
iMac (1)	287	$301	318	$372	253	$279	-12%	-7%	-20%	-25%
iBook	190	196	182	234	137	154	-28%	-21%	-25%	-34%
Power Mac (2)	133	234	176	346	221	419	66%	79%	26%	21%
PowerBook	161	363	58	142	176	348	9%	-4%	203%	145%
Subtotal CPUs	771	1,094	734	1,094	787	1,200	2%	10%	7%	10%

iPod	304	111	140	53	336	121	11%	9%	140%	128%
Peripherals & Other HW	NM	174	NM	140	NM	217	NM	25%	NM	55%
Software & Other	NM	166	NM	156	NM	177	NM	7%	NM	13%

Total Apple	NM	$1,545	NM	$1,443	NM	$1,715	NM	11%	NM	19%

	Q3’03 Actual		Q4’02 Actual		Q4’03 Actual		Sequential Change		Year/Year Change
	k CPU Units	$m Rev	k CPU Units	$m Rev	k CPU Units	$m Rev	Units	Rev	Units	Rev

Operating Segments
Americas	452	$831	467	$876	453	$928	0%	12%	-3%	6%
Europe	144	297	136	248	158	323	10%	9%	16%	30%
Japan	85	168	60	132	76	171	-11%	2%	27%	30%
Retail	40	145	34	102	59	193	48%	33%	74%	89%
Other Segments (3)	50	104	37	85	41	100	-18%	-4%	11%	18%

Total Operating Segments	771	$1,545	734	$1,443	787	$1,715	2%	11%	7%	19%

(1)           Includes eMac product line.

(2)           Power Mac figures include server sales.

(3)           Other Segments include Asia Pacific and FileMaker. Certain amounts in Q4’02 related to recent acquisitions and Internet Services have been reclassified from Other Segments to the Americas segment to conform to the Q4’03 presentation.

NM         Not Meaningful